PEOPLES BANCORP
              212 West Seventh Street o Auburn, Indiana 46706-1723
                    Phone: (219)925-2500 o Fax: (219)925-1733



                                                               December 11, 2001


Dear Stockholder,

You are cordially invited to attend the Annual Meeting of Stockholders of Peoples Bancorp, the holding company for Peoples Federal Savings Bank of DeKalb County ("Peoples") and First Savings Bank ("First Savings"). The meeting will be held at the Ramada Limited and Suites, located at 306 Touring Drive, Auburn, Indiana 46706, on Wednesday, January 9, 2002, at 2:00 p.m. local time.

As described in the accompanying materials, the stockholders are being asked at the annual meeting to elect two Directors, and to approve the appointment of the Company's independent auditors. During the meeting, members of the Company's management will also report on operations and other matters affecting the Company, and will be available to respond to stockholders' questions.

Your vote is very important regardless of the number of shares you own. On behalf of the Board of Directors, I urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

Your continued support of and interest in Peoples Bancorp is sincerely appreciated.

Sincerely,

Roger J. Wertenberger
Chairman of the Board

                                 PEOPLES BANCORP
                               212 West 7th Street
                              Auburn, Indiana 46706

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held on January 9, 2002


     NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of Peoples Bancorp (the "Company"), will be held at the Ramada Limited and Suites, located at 306 Touring Drive, Auburn, Indiana, on Wednesday, January 9, 2002, at 2:00 p.m., local time (the "Meeting"), for the following purposes:

1.   To elect two directors.

2. To approve the appointment of BKD LLP, independent certified public accountants, as the auditors of the Company for the fiscal year ending September 30, 2002.

     Execution of a proxy in the form enclosed also permits the proxy holder to vote, in his or her sole discretion, upon such other business as may properly come before the Meeting or any adjournment thereof. As of the date of mailing, the Board of Directors is not aware of any other matters that may come before the Meeting.

     The Board of Directors has selected November 30, 2001, as the record date for the Meeting. Only those stockholders of the Company of record at the close of business on that date will be entitled to notice of and to vote at the Meeting or any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Cheri L. Taylor
Corporate Secretary

Auburn, Indiana
December 11, 2001

                                       20
                                 PEOPLES BANCORP
                             212 West Seventh Street
                              Auburn, Indiana 46706

                         Annual Meeting of Stockholders

                                 PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Peoples Bancorp (the "Company"), for use at the annual meeting of the stockholders of the Company to be held on Wednesday, January 9, 2002, and at any adjournments thereof (the "Meeting"). The Annual Report to Stockholders for the fiscal year ended September 30, 2001, and a form of proxy to be voted at the meeting are being furnished to stockholders with this Proxy Statement. The approximate date of mailing of this proxy statement is December 11, 2001.

     The close of business on November 30, 2001, has been selected as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. On that date, 3,502,678 shares of the Company's Common Stock, par value $1.00 per share, were outstanding. Stockholders will be entitled to one vote for each share of the Company's Common Stock held by them of record at the close of business on the record date on any matter that may be presented for consideration and action by the stockholders.

     A plurality of the votes cast by stockholders in person or by proxy at the annual meeting will be necessary for approval of Proposal 1 described herein. A majority of the votes cast by stockholders in person or by proxy at the annual meeting will be necessary for approval of Proposal 2.

     All valid proxies received in response to this solicitation will be voted in accordance with the instructions indicated thereon by the stockholders giving such proxies. If no instructions are given, signed proxies will be voted in favor of the election of the directors named in this proxy statement and in favor of Proposal 2. Abstentions and broker non-votes (shares as to which a broker indicates that it does not have authority to vote) are counted for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will have no effect on the outcome of the proposals presented herein, since such actions do not represent votes cast by stockholders.

     The Board of Directors does not know of any business, other than that described herein, to be presented for action at the annual meeting. However, if any other business is properly presented before the annual meeting and may properly be voted upon, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named therein. Any stockholder has the power to revoke his proxy at any time before it is voted at the annual meeting by giving written notice of such revocation (including the filing of a duly executed proxy bearing a later date) to Cheryl L. Taylor, the Secretary of Peoples Bancorp, 212 West 7th Street, Auburn, Indiana 46706, or upon request if the stockholder is present at the Meeting and chooses to vote in person.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     Two directors will be elected at the meeting to serve for a three-year period. Unless authority is withheld, all proxies received in response to this solicitation will be voted for the election of the nominees listed below. Each nominee has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named therein.

                                      (1)

     The Board of Directors unanimously recommends that stockholders vote "FOR" each of the named nominees to the Company's Board of Directors.

     The following table lists the directors and their terms for both Peoples Federal Savings Bank (the "Bank") and the Company. The table also sets forth the number of shares of the Company's Common Stock beneficially owned by the directors of the Company and by the directors and executive officers of the Company as a group as of September 30, 2001.

                       NOMINEES FOR ELECTION AS DIRECTORS

                                                       Present     Shares of
                                            Director    Term      Common Stock         Percent
      Name                      Position     Since     Expires  Beneficially owned    of Class (1)
--------------------        --------------  ---------  -------  ------------------   -------------
NOMINEES FOR THREE YEAR TERM:
Bruce S. Holwerda            Director          1998      2004       1,500(2)                 *
G. Richard Gatton            Director          2000      2004      54,463(3)               1.55%
Stephen R. Olson             Director          2000      2004      15,815(4)                .45%

NOMINEES FOR TWO YEAR TERM:
Erica  D. Dekko              Director          2001      2003       3,258(9)                  *


DIRECTORS CONTINUING IN OFFICE:

Douglas D. Marsh             Director         1990       2003      10,000(5)                .28%
Maurice F. Winkler III       Director and     1993       2003      56,400(6)               1.61%
                                President
John C. Thrapp               Director         1990       2002      27,262(7)                .78%
Roger J. Wertenberger        Chairman of      1990       2002     137,379(8)               3.92%
                                The Board

All executive officers and directors of the Company and Bank as a group (10 persons)       8.85%


        * Under 0.1%

1. Computed based upon a total of 3,502,678 issued and outstanding shares of Common Stock as of September 30, 2001.

2. All of the shares owned by Mr.Holwerda are owned jointly with Mr.Holwerda's wife with shared voting and investment power.

3. Includes 23,760 shares of Common Stock subject to options exercisable within 60 days of the voting record date. Also, includes 17,074 shares of Common Stock for which Mr. Gatton shares voting or dispositive power with his spouse, and 13,629 shares he has voting and dispositive power.

4. Includes 1,364 shares of Common Stock subject to options exercisable within 60 days of the voting record date. Also, 10,412 shares owned by Mr. Olson with sale voting and investment power, 4,809 shares of Common Stock owned by the spouse of Mr. Olson for which Mr. Olson has no voting or dispositive power and which Mr. Olson disclaims beneficial ownership, and 594 shares that are owned by a partnership that Mr. Olson claims shared voting and investment power.

                                      (2)

5. Of the shares owned by Mr. Marsh, 1,000 shares are held by Mr. Marsh with sole voting and investment power, and 9,000 shares are held by Mr. Marsh's wife with sole voting and investment power.

6. Of the shares owned by Mr. Winkler, 46,473 are held by Mr. Winkler with sole voting and investment power, 7,420 shares are held by Mr. Winkler's wife with sole voting and investment power, 2,507 shares are controlled by Mr. Winkler as Trustee under a Trust for the benefit of his children, for which he has sole voting and investment power.

7. Of the shares owned by Mr. Thrapp, 26,286 shares are held by Mr. Thrapp with sole voting and investment power, and 976 are held by Mr. Thrapp's wife with sole voting and investment power.

8. Of the shares owned by Mr. Wertenberger, 86,379 shares are held by Mr. Werternberger with sole voting and investment power, 48,000 shares are held by Mr. Wertenberger's wife with sole voting and investment power, and 3,000 shares are held jointly by Mr. Wertenberger's wife and mother-in-law with shared voting and investment power.

9. All of the shares owned by Ms. Dekko are owned directly with sole voting and investment power.


The business experience during the past five years of each of the directors is as follows:

     Mr. Wertenberger has served as a director of the Bank since joining the Bank in 1954. Mr. Wertenberger became President of the Bank in January 1964 and Chairman of the Board in January 1979. Mr. Wertenberger serves as a director of Peoples Financial Services, Inc., the Bank's service corporation subsidiary ("Peoples Financial"). Mr. Wertenberger became President, Director, and Chairman of the Board of Peoples Bancorp upon its inception in 1990. Mr. Wertenberger currently serves as Chairman of the Board and a director of Peoples Bancorp.

     Mr. Winkler was appointed to the Board of Directors of the Bank and Company in June 1993. Mr. Winkler joined the Bank in 1979. From 1981 to 1985, he served as the Bank's Controller and in December 1985 became Vice President-Operations. Mr. Winkler is the son-in-law of Roger J. Wertenberger. Mr. Winkler also serves as a director of Peoples Financial. Mr. Winkler assumed the duties of President and Chief Executive Officer of Peoples Bancorp, Peoples Federal Savings Bank, and Peoples Financial Services, Inc. effective October 1, 1996.

     Mr. Holwerda was elected a director of the Bank and Company in 1998. Mr. Holwerda is co-owner of Ambassador Steel Corporation Auburn, Indiana, and serves as Vice President and Chief Operating Officer, positions he has held since 1990. Mr. Holwerda has worked at Ambassador Steel in various capacities since 1979.

     Mr. Gatton has served as President, Chief Executive Officer of Three Rivers Financial Corporation, and a director of First Savings Bank since December 1990. From September 1988 to December 1990, Mr. Gatton served as President and Chief Executive Officer of First National Bank of Wabash, Indiana. Mr. Gatton has been involved in the banking industry since 1966. He also serves as President and a director of Alpha Financial, Inc. ("Alpha Financial"), a subsidiary of First Savings Bank. Upon the merger of Three Rivers Financial Corporation into Peoples Bancorp, Mr. Gatton became a Director of Peoples Bancorp and retained his position as President and Chief Executive Officer of First Savings Bank.

     Mr. Olson has served as Manager of Morton Buildings, Inc., a construction company located in Three Rivers, Michigan, since 1970. Mr. Olson is also on the Board of Directors of Camp Wakeshma, a non-profit summer youth camp. Mr. Olson became a Director of Peoples Bancorp upon the merger of Three Rivers Financial Corporation into Peoples Bancorp, March 2000.

                                      (3)

     Ms. Dekko has served as a director of Peoples Federal Savings Bank since January of 2000 and was elected as a Director of the Company January 2001. Ms. Dekko completed her MBA from Notre Dame in 2000. She is a Financial Advisor for Dekko Financial Services.

     Mr. Marsh has served as a Director of the Bank since 1982. He currently serves as Chairman of the Board of Applied Innovations Inc. in Chicago, Illinois, Regional Director Excel Communications in Dallas, Texas, and Associate of Fairway Reality in Auburn, Indiana. From 1991 to 1996, Mr. Marsh served as Vice President of Sales for Superior Chaircraft, which is a division of JSJ Seating Corporation, Belton, Texas. From 1976 to 1991, Mr. Marsh served as President and Chief Executive Officer of Garrett Industries of Hudson, Indiana. Mr. Marsh also serves as a director of Peoples Financial.

     Mr. Thrapp served as a Director and Officer of First Federal Savings and Loan Association of Kendallville which merged with Peoples in August 1990. Since 1962, Mr. Thrapp has been an attorney with the firm of Thrapp & Thrapp in Kendallville, Indiana.

                  Executive Officers of the Company Who Are Not Directors

        The following table lists the executive officers of Peoples Bancorp.
Name                           Age        Position with Peoples Bancorp
--------------------------     ---        ------------------------------

Maurice F. Winkler, III        45         President and Chief Executive Officer
Roger J. Wertenberger          69         Chairman of the Board
Cheryl L. Taylor               51         Secretary
Deborah K. Stanger             45         Treasurer

     Mrs. Stanger joined Peoples Federal in 1989 as Controller. Mrs. Stanger was promoted to Vice President and Chief Financial Officer of Peoples Federal in 1996. Mrs. Stanger was named Treasurer of Peoples Bancorp in January 1999.

     Ms. Taylor joined Peoples Federal in April 1986. She has served in various capacities for Peoples and was promoted to insurance agent for Peoples
Financial, Peoples Federal's wholly owned subsidiary, in November 1991. In August of 2000, Ms. Taylor was promoted to Corporate Secretary for Peoples Bancorp.

Corporate Governance and Other Matters

     The Board of Directors of the Company held twelve meetings during the fiscal year ended September 30, 2001. All directors have attended at least 75% of all Board of Directors' and committee meetings.

     Five regular members of the Board of Directors are members of the Executive Committee, which is permitted to act with any three members present in the absence of regularly scheduled Board meetings. The Executive Committee exercises all the authority of the Board of Directors to the extent permitted by the Company's Bylaws. The Executive Committee consists of Roger J. Wertenberger, Chairman, Maurice F. Winkler, John C. Thrapp, Erica D. Dekko, G. Richard Gatton and Douglas D. Marsh. This Committee meets when needed and held no meetings during the fiscal year ended September 30, 2001. The Board of Directors has standing Budget, Audit, and Nominating Committees.

                                      (4)

     The Budget Committee establishes policies and objectives relating to compensation, reviews compensation costs, and recommends salaries, bonuses, and ESOP contributions for all employees and executive officers. The members of the Budget Committee are: Bruce S. Holwerda, Chairman, Douglas D. Marsh, Stephen R. Olson, Erica D. Dekko and John C. Thrapp. The Budget Committee held four meetings during the fiscal year ended September 30, 2001.

     The Audit Committee reviews and approves the scope of the audit procedures employed by the Company's independent auditors and meets with the auditors to discuss the results of their examination of the Company's financial statements. The Committee reviews the operations of the Company's internal audits performed by management and the results of its audit procedures. In addition, the Committee reviews all reports prepared in connection with the Company's annual examinations by the regulatory authorities. The members of the Audit Committee are: Douglas D. Marsh, Chairman, Bruce S. Holwerda, Stephen R. Olson and Erica
D. Dekko. The Committee held one meeting during the fiscal year ended September 30, 2001.

     The Nominating Committee meets when director vacancies occur and recommends individuals for nomination to the Company's Board of Directors and to the governing bodies of its subsidiary corporations. The Nominating Committee consists of the Board of Directors. The Committee held one meeting during the fiscal year ended September 30, 2001. The Nominating Committee does not consider nominees recommended by stockholders. Under the Company's Bylaws, however, nominations may be made by stockholders and voted upon at an annual meeting if made in writing and delivered to the Secretary of the Company at least 20 days prior to the date of the annual meeting. No nominations for directors except those made by the Nominating Committee or by the stockholders in accordance with the Bylaws shall be voted upon at the annual meeting.

Securities Ownership of Certain Beneficial Owners

     There are no persons known to the Company who own beneficially more than 5% of the Company's common stock as of September 30, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2001, all
Section 16(a) filing requirements applicable to the Company's officers and directors were complied with.

                                      (5)

Transactions With Certain Related Persons

     The Bank has followed the policy of offering loans to the Company's and the Bank's directors, officers and employees for the financing of their principal residences. These loans are made in the ordinary course of business on substantially the same terms and collateral, including interest rates, as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features. The Bank grants consumer loans to directors, officers, and employees at rates and terms applicable to its other customers.

     The Bank has 13 executive officers and directors, and the aggregate total of loans outstanding to these individuals as of September 30, 2001, was $683,760.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

Summary of Cash and Certain Other Compensation

     The following table sets forth summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer. No other executive officers of the Company had an annual salary and bonus that exceeded $100,000 during each of the last three fiscal years.

                           Summary Compensation Table

                               Annual Compensation
                               -------------------

                                                   Other Annual      All Other
Name and Principal Position Year Salary   Bonus  Compensation(1) Compensation(2)
--------------------------- ---- -------  ------ ---------------- --------------
Maurice F. Winkler III      2001 $117,000  $7,020      $18,470          $3,510
Chairman and                2000 $110,000  $8,250      $15,200          $3,300
Chief Executive Officer     1999  $85,000  $9,558      $12,000          $4,250
of Peoples Bancorp
                            2001 $108,500  $7,500       $2,400         $23,875
G. Richard Gatton           2000 $104,500      $0       $1,400         $21,403
Chief Executive Officer of  1999 $100,700 $15,000           $0         $19,163
First Savings Bank

     (1)  The amount  shown  represents  director's  fees.
     (2) The amount shown represents that portion of the Bank's or First Savings Bank's 401K/ ESOP contribution allocated to the account of Mr. Winkler and Mr. Gatton.

Option Exercises and Holdings

     On November 10, 1998, the Bank's Board of Directors adopted a Stock Option and Incentive Plan ("1998 Plan") which permits the granting of shares of the Company's Common Stock through incentive and non-qualified stock options, as well as stock appreciation rights. Stockholders approved the 1998 Plan on January 13, 1999. The Stock Option Committee administers the 1998 Plan. The members of the Stock Option Committee are Mr. Thrapp, Mr. Marsh, and Mr. Holwerda.

                                      (6)

     Under the 1998 Plan, the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 1998 Plan is 200,000 (subject to adjustment to prevent dilution). The 1998 Plan shall continue in effect for a term of ten (10) years following its adoption unless sooner terminated. A committee of two or more directors appointed by the Board administers the 1998 Plan. Pursuant to the 1998 Plan, officers, directors, key employees and consultants of the Company (or any Affiliate as defined in the 1998 Plan) may be granted options at an exercise price not less than 100% of the fair market value of the Company's Common Stock on the date of the grant. During fiscal 2001, no options were granted. At September 30, 2001, options to purchase 25,000 shares were outstanding under the 1998 Plan.

     During fiscal 2001, the Company's Chief Executive Officer, Maurice F. Winkler III, did not own or exercise any stock options of the Company.

Defined Benefit Pension Plan

     The Bank maintains a defined benefit pension plan (the "Retirement Plan") for all eligible employees (the "Participants"). In order to be eligible to participate, an employee must attain age 21 and complete 1,000 hours of credited service during an eligibility computation period. The Retirement Plan is funded solely by Bank contributions and generally provides for vested benefits to Participants with 100% vesting after five years of credited service. Total Retirement Plan expenses for the fiscal year ended September 30, 2001, were $151,414. At September 30, 2001, the Retirement Plan was fully funded.

     A Participant's benefit at normal retirement age (65) is dependent upon his total years of credited service and his average annual salary for the five consecutive years of highest salary during credited service. However, the benefit so determined is subject to proportionate reduction for credited service of fewer than 30 years at normal retirement age, and is also subject to actuarial reduction for commencement of benefit payment prior to normal retirement age. The Retirement Plan also provides a death benefit payment in the event of death prior to retirement.

     The table below shows estimated annual benefits (computed on the normal life annuity basis) payable under the Company's Retirement Plan to any employee upon retirement in 2001 at age 65 after selected periods of service. There is no benefit reduction for Social Security or other offset amounts.

Remuneration                    Years of Service
------------ -------------------------------------------------------------------
         10 Years 15 Years 20 Years 25 Years 30 Years 35 Years 40 Years 45 Years
-------- -------- -------- -------- -------- -------- -------- -------- --------
  50,000  10,000   15,000    20,000   25,000   30,000   35,000   40,000   45,000
  75,000  15,000   22,500    30,000   37,500   45,000   52,500   60,000   67,500
 100,000  20,000   30,000    40,000   50,000   60,000   70,000   80,000   90,000
 150,000  30,000   45,000    60,000   75,000   90,000  105,000  120,000  135,000
 200,000  40,000   60,000    80,000  100,000  120,000  140,000  160,000  180,000
 250,000  50,000   75,000   100,000  125,000  150,000  175,000  200,000  225,000

Employee Stock Ownership Plan

     401(k) Plan. On November 15, 1988, the Board of Directors of the Bank adopted an Employee Stock Ownership Plan (the "ESOP") which was approved by the stockholders on January 11, 1989.

     On May 1, 1999, the ESOP was amended to convert it into a 401(k) plan. The 401(K) plan provides for employee contributions between 1% and 15% of salary on

                                      (7)
a pre-tax basis with matching employer contributions equal to 50% of a participant's contributions up to 6% of salary. The vesting schedule is the same as the vesting schedule under the ESOP. All shares originally contributed to the ESOP were allocated to participants' accounts under the 401(k) plan. Withdrawals under the 401(k) plan are permitted on the attainment of age 59 1/2 or hardship. Participants are allowed to choose from a variety of investment vehicles to invest their 401(k) accounts and in the absence of a choice by a participant are invested in a money market fund account.

     The ESOP maintained an account for each participant in the ESOP. The ESOP accounts were transferred into each participant's 401(k) plan account. With respect to shares of Common Stock allocated to a participant's account, each participant is entitled to direct the trustee as to the manner of voting such shares. If the Participant fails to so direct the trustee, such unvoted shares will be voted by the trustee only upon instructions from the committee.

     As of September 30, 2001, the 401(k) plan held 56,594 shares of Common Stock, 100% of which has been allocated to participant accounts. The Company contributed $66,712.89 for the benefit of participants under the 401(k) plan during the fiscal year ended September 30, 2001 and assumed expenses of $6,215 for 401(k) plan administration.

Insurance Plans

     The Bank's officers and employees are provided with hospitalization, major medical, life, accidental death and dismemberment insurance and long-term disability insurance under group plans which are available generally and on the same basis to all full-time employees.

Bonus Plan

     The Bank has a bonus plan for all employees of the Bank. The plan does not apply to employees of subsidiaries or affiliates of the Bank. Under the plan, bonus money is made available to the extent of the net profits of the Bank up to 10% of an employee's base annual salary as defined in the plan. The determination of the amount of a bonus to be paid under the plan is made by the Board of Directors in its sole discretion, after consideration and recommendation by the Budget Committee, based on profitability of the Bank.

     During the fiscal year ended September 30, 2001, bonuses under this plan aggregating $96,517 were paid to employees of the Bank. Amounts allocated under the bonus plan are included in the Summary Compensation Table.

Employment Agreements

     Effective May 18, 2000, Mr. Maurice F. Winkler III, a director and Chief Executive Officer of the Company and President and Chief Executive Officer of the Bank entered into an employment agreement with the Company and the Bank. The employment agreement provides for full-time employment for a period of three years as President and Chief Executive Officer of the Bank. The agreement provides for a base salary of $110,000 per year subject to cost of living increases or decreases in certain circumstances. Additionally, upon a change in control of the Company or the Bank, as defined in the agreement, Mr. Winkler will receive 2.99 times his base salary plus 2.99 times the average amount of any bonus compensation earnings during the three year period prior to any change in control, plus certain other benefits as provided for in the agreement. In


                                      (8)
addition, Mr. Winkler will be eligible to receive such benefits as are made available to senior executives of the Bank.

     Effective February 29, 2000, upon the merger of Three Rivers Financial Corporation into Peoples Bancorp, Mr. G. Richard Gatton, a director of the Company and the President and Chief Executive Officer of First Savings Bank entered into an employment agreement with Peoples Bancorp. The employment agreement provides for full-time employment for at least three years and a part-time employment for three years at a reduced salary. Each of these periods may be extended upon agreement of the parties. Mr. Gatton will receive a base salary of $104,000 under the employment agreement, which will be reduced to $75,000 upon entering the part-time phase of the agreement, if Mr. Gatton works full time for three years following the effective date and $60,000 if he does not. If Mr. Gatton works for the term provided in the employment agreement, he will receive additional retirement benefits equal to the lost retirement benefits he would have received under the First Savings Bank retirement plan had he remained employed with First Savings Bank until age 65. Moreover, under the employment agreement, Mr. Gatton's unvested stock options will vest upon his termination of employment for any reason. Mr. Gatton will remain President and Chief Executive Officer of First Savings Bank.

     Although the above-described employment agreement could increase the cost of any acquisition of control of the Company or the Bank, management of the Company and the Bank do not believe that the terms thereof would have a significant anti-takeover effect.

Director Compensation

     Directors of the Company receive fees of $300 per month for serving as directors of the Company. Directors of the Bank currently receive $12,000 per year. For the fiscal year ended September 30, 2001, directors' fees for the Company, the Bank, and directors of the Company who also serve as directors of First Savings Bank totaled $98,800. In addition, Directors Emeritus of the Bank are paid for each meeting at a monthly fee equal to the fee they received at the time of retirement from the Board. For the fiscal year ended September 30, 2001, Director Emeritus fees totals $31,800.

     Directors are also eligible to receive awards under the Company's 1998 Stock Option and Incentive Plan. During 2001 there were no options granted nor were there any outstanding options.

Benefits relating to First Savings Bank

     Under the merger between Three Rivers Financial Corporation and Peoples Bancorp, certain benefits have been maintained for the officers and directors and employees of First Savings Bank.

     401(k) Plan. Effective April 1, 1995, First Savings Bank established a 401(k) plan for all eligible employees. To be eligible, an employee must attain age 21 and complete one year of servie with First Savings Bank. Annual contributions to the plan are made at the discretion of First Savings Bank's Board of Directors under a formula provided in the plan based upon each employee's salary. Contributions are allocated among employee members of the plan who were in the employ of First Savings Bank on the last day of the plan year and who have at least 1,000 hours of service during the plan year. Participants may elect to contribute to the plan between 1% and 10% of their base salary. First Savings Bank matches contributions at a rate of $0.50 for every $1.00 contributed by the participant up to the first 6% of the

                                      (9)
participant's base salary. During the fiscal year ended September 30, 2001, First Savings Bank contributed $22,575 to the First Savings Bank 401(k) plan.

     Contributions by First Savings Bank vest over a six year period commencing at the end of the second full year of plan membership as to 20% of First Savings Bank's contribution and rising 20% a year to 100% at the end of the sixth full year of plan membership. If a participant's employment is terminated for any reason, the participant is entitled only to the vested portion, if any, of his or her account.

     Pension Plan. Effective December 1, 1994, First Savings Bank became a participating employer in a multi-employer pension plan sponsored by the Financial Institutions Retirement Fund (the "Pension Plan"). The terms of the Pension Plan as it related to First Savings Bank were determined in March 1995. All full-time employees of First Savings Bank are eligible to participate after one year of service and attainment of age 21. A qualifying employee becomes fully vested in the Pension Plan upon completion of five years of service or upon attainment of the normal retirement age of 65. The Pension Plan is intended to comply with the Employee Retirement Income Security Act of 1974, as amended.

     The Pension Plan provides for monthly payments to each participating employee at normal retirement age. The annual allowance payable under the Pension Plan is based on an integrated fixed percentage formula which uses the highest five consecutive years' average salary. A participant who is vested in the Pension Plan may take early retirement and elect to receive a reduced monthly benefit beginning at age 55. The Pension Plan also provides for payments in the event of disability or death. Total Pension Plan expenses for the fiscal year ended September 30, 2001 were $7,888. At September 30, 2001, the Pension Plan was fully funded. At September 30, 2001, G. Richard Gatton had nine years of credited service under the Pension Plan. If Mr. Gatton were to have retired as of September 30, 2001, Mr. Gatton would be entitled to a pension payment of $2,001 per month beginning upon his attainment of age 65.

     Employee Stock Ownership Plan. In August 1995, First Savings Bank's Board of Directors adopted an ESOP for the exclusive benefit of participating employees. Participating employees are all employees of the Company, First Savings Bank, and their subsidiaries who have attained age 21 and completed one year of service with the Company. The ESOP received a favorable determination letter from the IRS as to the tax-qualified status of the ESOP, subject to certain minor changes to the ESOP.

     The ESOP is funded by contributions made by Peoples Bancorp or First Savings Bank in cash or shares of the Company's Common Stock (Peoples Bancorp Common Stock). The ESOP borrowed $687,700 from First Savings Bank to purchase
74,271 shares. This loan is secured by the shares of Common Stock and earnings thereon. Shares purchased with such loan proceeds are held in suspense account for allocation among participants as the loan is repaid over a period of 10 years. For the fiscal years ended September 30, 2001 and 2000, $70,044 and $70,044 in principal payments were made on the ESOP loan, respectively. The ESOP compensation expense for the fiscal years ended September 30, 2001 and 2000, was $100,739 and $106,219 respectively. At September 30, 2001, 36,713 shares of Common Stock had been allocated to participants under the ESOP.

     Stock Option Plans. In April 1996, Three Rivers Financial Corporation's Board of Directors adopted, and the stockholders approved, a Stock Option and Incentive Plan (the "Option Plan"). The purpose of the Option Plan is to provide additional incentive to directors and key employees by facilitating their purchase of the stock through incentive and non-qualified stock option, as well

                                      (10)
as stock appreciation rights. Under the Option Plan, 94,558 shares of Common Stock are reserved for issuance.

     During the fiscal year ended September 30, 2001, no options were granted and options to purchase zero shares were exercised under the Option Plan. As of September 30, 2001, options to purchase 80,249 shares are outstanding under the Option Plan.

     The following sets forth certain information concerning unexercised options held at September 30, 2001 for G. Richard Gatton.

     AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED SEPTEMBER 30, 2001 AND FY END OPTION VALUES
----------------- ------------ --------- --------------- -----------------------
Name               Shares        Value    Number of       Value of  unexercised
                   acquired     Realized  unexpected      In-the-money options
                   on exercise            options at FY-  at FY-end exercisable
                                          End exercisable (1)
----------------- ------------ --------- --------------- -----------------------
G. Richard Gatton     -0-       $0.00       23,760            $76,032


(1) The value of unexercised in-the-money options is the difference between $14.83, the closing price of the Common Stock on September 30, 2001, and $11.63 the exercise price of the options, multiplied by the number of exercisable and unexercisable shares subject to the options, respectively.

     Recognition and Retention Plan and Trust. In April 1996, the Three Rivers Financial Corporation's Board of Directors adopted, and the stockholders approved, the RRP as a means of providing the directors and employees of First Savings Bank and Three Rivers Financial Corporation in a manner designed to encourage such persons to continue their service with First Savings Bank and Three Rivers Financial Corporation. During fiscal year ended September 30, 2001, no shares of restricted stock were granted pursuant to the RRP. At September 30, 2001, grants relating to 5,839 shares were outstanding under the RRP.

Audit Committee Report, Charter, and Independence

     Audit Committee Report. The Audit Committee reports as follows with respect to the audit of the Holding Company's financial statements for the fiscal year ended September 30, 2001, included in the Holding Company's Shareholder Annual Report accompanying this Proxy Statement ("2001 Audited Financial Statements").

     The Committee has reviewed and discussed the Holding Company's 2001 Audited Financial Statements with the Company's management.

     The Committee has discussed with its independent auditors (BKD LLP) the matters required to be discussed by Statement on Auditing Standards 61, which include, among other items, matters related to the conduct of the audit of the Holding Company's financial statements. BKD LLP did not use any employees other than its full-time permanent employees on its audit of the Holding Company's 2001 Audited Financial Statements.

     The Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No.1 (which related to the auditor's independence from the Holding Company and its related entities) and has discussed with the auditors the auditors' independence from the Holding Company. The Committee considered whether the provision of

                                      (11)
services  by its  independent  auditors,  other  than audit  services  including
reviews  of  Forms  10-Q,  is   compatible   with   maintaining   the  auditors'
independence.

     Based on review and discussions of the Holding Company's 2001 Audited Financials Statements with management and with the independent auditors, the Audit Committee recommended to the Board of Directors that the Holding Company's 2001 Audited Financial Statements be included in the Holding Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

     This Report respectfully submitted by the Audit Committee of the Holding Company's Board of Directors.

                             Audit Committee Members
                           Douglas D. Marsh, Chairman
                                 Erica D. Dekko
                                Stephen R. Olson
                                Bruce S. Holwerda

     Audit Committee Charter. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Exhibit A. The Board of Directors reviews and approved changes to the Audit Committee Charter annually.

Accountant's Fees

     Audit Services. The aggregate fees billed by BKD LLP for audit services relating to the audit of the 2000 Audited Financial Statements and for reviews of the Holding Company's financial statements included in its Forms 10-Q for the year 2001 were $62,300.

     Financial Information System Design and Implementation Fees. BKD LLP did not bill the Holding Company for any information technology services rendered during 2001.

     All Other Fees. BKD LLP billed the Holding Company $15,600 for services other than those described above rendered during 2001.

Independence of Audit Committee Members.

     The Holding Company's Audit Committee is comprised of Douglas D. Marsh, Chairman, Erica D. Dekko, Stephen R. Olson and Bruce S. Holwerda. Each of these members meets the requirements for independence set forth in the Listing Standards of the National Association of Securities Dealers.

Report of the Budget Committee

     The Budget Committee of the Bank establishes policies and objectives relating to compensation, reviews compensation costs, and recommends salaries and bonuses for all employees and executive officers. All decisions of the Budget Committee are subject to approval by the full Board of Directors. In fiscal 2001, the Board of Directors made no modifications to the Budget Committee's compensation recommendations. In recommending the salaries of the executive officers, the Budget Committee has access to and reviews compensation data for comparable financial institutions. The officers are also evaluated as to their performance during the year and compared to the Bank's performance.

     In making recommendations with respect to executive compensation, the Budget Committee attempts to achieve the following objectives while furthering a policy of cost containment by controlling expenses:

                                      (12)

1. Provide compensation comparable to that which is offered by other similarly situated financial institutions in order to attract and retain talented executives who are critical to the Company's success;

2. Reward executive officers based upon their ability to achieve both short- and long-term strategic goals and to enhance shareholder value; and

3.   Align the interests of the executive officers with the long-term  interests
     of  the   stockholders   by   granting   stock   options  and  making  ESOP
     contributions.

     At the present time, the Company's executive compensation program is comprised of base salary, annual incentive bonuses and long-term incentive bonuses in the form of ESOP contributions. Reasonable base salaries are awarded based on salaries paid by comparable financial institutions and individual performance. Annual incentive bonuses are tied to the Company's net income performance for the current fiscal year. The ESOP has a direct relation to the long-term enhancement of shareholder value. These plans are designed to motivate the employee to increase shareholder value.

     For fiscal year 2001, the Budget Committee recommended, and the Board of Directors approved, a salary of $117,000 and a bonus of $7,020 for Mr. Winkler. In addition, Mr. Winkler received long-term compensation in the form of a $3,510 match to his account under the 401K Plan. In recommending the salary and bonus amounts for Mr. Winkler, the Budget Committee considered the Bank's financial performance, Mr. Winkler's operational performance, and levels of executive compensation at comparable financial institutions. Although Mr. Winkler's compensation is below the median level for the Bank's peer group, the Budget Committee believes that the compensation awarded is consistent with the Bank's efforts to reward performance and control expenses.


Dated:  September 18, 2001                  BUDGET COMMITTEE

                                Douglas D. Marsh
                                 John C. Thrapp
                                 John C. Harvey

Compensation Committee Interlocks and Insider Participation

     No person who served as a member of the Budget Committee during the 2001 fiscal year has ever been an officer or employee of the Company or any of its subsidiaries, except for John Thrapp, who serves as Asst. Trust Officer of the Bank. During the 2001 fiscal year, no executive officer of the Company or the Bank served as a director or member of the compensation committee of another entity, one of whose directors or executive officers served as a director or member of the Budget Committee of the Company or the Bank.

Performance Graph

     The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on the Common Stock with (i) the cumulative total return of the NASDAQ market index and (ii) the cumulative total return of the SNL Midwest Thrift Index comprised of all mid-west publicly traded savings and loan associations and savings and loan holding companies over the periods indicated. The graph assumes an initial investment of $100 and reinvestment of dividends. The graph is not necessarily indicative of future price performance.

                                      (13)

               COMPARISON OF THE FIVE YEAR CUMULATIVE TOTAL RETURN
AMONG PEOPLES BANCORP, THE NASDAQ MARKET INDEX, AND THE SNL MIDWEST THRIFT INDEX

     The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Graph compares Peoples Bancorp cumulative total return on its common stock with Nasdaq for the total United States, and SNL Midwest Thrift index.

                                   PROPOSAL 2

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the firm of BKD LLP, independent certified public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2002. A proposal to approve the appointment of BKD LLP, will be presented to the Company's stockholders at the Meeting. Representatives of BKD LLP, are expected to be present at the Meeting and to be available to respond to appropriate questions. The representatives will also be provided an opportunity to make a statement, if they desire.

     The Board of Directors unanimously recommends that stockholders vote "FOR" the appointment of BKD & Co.


                                      (14)

COSTS OF SOLICITATION

     The costs of this proxy solicitation will be paid by the Company. To the extent necessary, proxies may be solicited by personnel of the Company in person or by telephone, telegram or other means. Company personnel will not receive any additional compensation for solicitation of proxies unless such solicitation requires such persons to work overtime. If deemed necessary, the Company may retain a proxy solicitation firm. The Company will request record holders of shares beneficially owned by others to forward this proxy statement and related materials to the beneficial owners of such shares and will reimburse such record holders for their reasonable expenses incurred therewith.

                             FORM 10-K ANNUAL REPORT

     THE COMPANY WILL PROVIDE (WITHOUT CHARGE) TO ANY STOCKHOLDER SOLICITED HEREBY A COPY OF ITS 2001 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UPON THE WRITTEN REQUEST OF SUCH STOCKHOLDER. REQUESTS SHOULD BE DIRECTED TO THE COMPANY'S SECRETARY, 212 WEST 7TH STREET, AUBURN, INDIANA 46706.

                                  OTHER MATTERS

     The management does not know of any other matters to be presented for action by the stockholders at the annual meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on such matters.

                             STOCKHOLDERS' PROPOSALS

     All proposals of stockholders to be presented for consideration at the next annual meeting and included in the proxy statement must be received by the Company no later than October 8, 2002.

                                                              December 11, 2001
                                                                 PEOPLES BANCORP


                                                                   Exhibit A
                                      (15)

                          Peoples Federal Savings Bank
               Audit Committee of the Board of Directors - Charter
                                  July 24, 2001


1.       PURPOSE

The Audit Committee is a committee of the Board of Directors. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing:

1.   The  financial   information   which  will  be  provided  to  shareholders,
     governmental or regulatory bodies, the public, and others.

2.   The Corporation's auditing, accounting, and financial reporting process.

3. The systems of internal controls related to finance, accounting, legal compliance, regulatory compliance and ethics that management and the Board of Directors have established.

4.   The audit process.

Consistent with this function, the Audit Committee should encourage continuous improvement of, and foster adherence to, the corporation's policies, procedures, and practices at all levels.

The Audit Committee's primary duties and responsibilities are to:

1. Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

2. Review and appraise the audit efforts of the Corporation's independent accountants and the internal auditors.

3. Provide an open avenue of communication among the independent accountants, financial and senior management, internal auditors, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

                                      (16)

II.      COMPOSITION

The Audit Committee will be comprised of three or more directors as determined by the Board. Each member will be independent of the management of the Corporation and free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member.

All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant. The members of the Committee and a Chairman shall be elected by the Board annually.

The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.


III.     MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the internal auditors, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed separately. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

In addition, the Committee or at least the Chair of the Committee should meet with the independent accountants and management, either in person or by phone, quarterly to review the Corporation's financial statements. This review should be done prior to the Corporation's 10Q or 10K filing and its public release of earnings. This discussion should include a discussion of significant adjustments, management judgments and accounting estimates, significant new accounting policies, and disagreements with management.


1V.   RESPONSIBILITIES AND DUTIES

In meeting its responsibilities, the audit committee is expected to:

1. Provide an open avenue of communication between the internal auditors, the independent accountant, and the Board of Directors.

2.   Confirm and assure the objectivity of the internal auditor.

3.   Confirm  and  assure  the  independence  of  the  independent   accountant,
     including a review of management consulting services provided by the independent accountant and related fees.

4.   Review and update the Committee's charter annually.

                                      (17)

5. Recommend to the Board of Directors the independent accountants to be nominated, approve the compensation of the independent accountant, and review and approve, if applicable, the discharge of the independent accountants.

6. Review and concur in the appointment, replacement, reassignment, or dismissal of the internal auditor.

7. Review the qualifications of the Internal Auditor to specific areas within the audit plan.

8. Review with the independent auditor and internal auditor the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

9. Inquire of management, the internal auditor, and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

10. Consider, in consultation with the independent accountant and the internal auditor, the audit scope and plan of the internal auditors and the independent accountant. Determine if the internal auditor and independent accountants are utilizing a risk-based approach.

11. Consider and review with the independent accountant and the director of internal auditing:

               (a) the adequacy of the company's internal controls including computerized information system controls and security.

               (b) any related significant findings and recommendations of the independent accountant and internal auditing together with management responses thereto; and

               (c)  the   status   of   previous   audit   recommendations   and
                    management's follow up on those recommendations.

12. Review with management and the independent accountant at the completion of the annual audit:

               (a)  the  company's  annual  financial   statements  and  related
                    footnotes;

               (b)  the   independent   accountant's   audit  of  the  financial
                    statements and his or her report thereon;

               (c)  any   significant   changes   required  in  the  independent
                    accountant's audit plan;

               (d)  any  serious   difficulties   or  disputes  with  management
                    encountered during the course of the audit; and

               (e) other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

13.  Review with management and the internal auditor:

          (a) Regular internal audit reports to management prepared by the internal auditor, including significant findings and management's responses to those findings. A summary of findings from completed internal audits should be reviewed prior to the meeting.

                                      (18)

          (b) Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

          (c)  Any changes required in the planned scope of their audit plan.

          (d)  The internal audit department budget and staffing.

          (e)  The Internal Audit Policy


14. Review filings with the SEC and other published documents containing the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

15. Review with management and the independent accountant the interim financial report before it is filed with the SEC and other regulators.

16. Review with management, and if necessary, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

17. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

18. Meet with the internal auditor, the independent accountant, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the Audit Committee.

19.  Report   Committee   actions   to  the   Board  of   Directors   with  such
     recommendations as the committee may deem appropriate.

20. Prepare a letter for inclusion in the annual report that describes the Committee's composition and responsibilities, and how they were discharged.

21. Conduct or authorize, if necessary, investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist in the conduct of any investigation.

22. Perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

23. Advise financial management and the independent auditor that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

24. Provide that financial management and the independent auditor discuss with the audit committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Corporation and,


                                      (19)
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     particularly,  about the degree of  aggressiveness  or  conservatism of its accounting principles and underlying estimates.

25. Determine as regards to new transactions or events, the auditor's reasoning for the appropriateness of the accounting principles and disclosure practices adopted by the Corporation.

               As Adopted by the Board of Directors July 24, 2001


                                      (20)
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